UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/24/2006

Magellan Midstream Holdings, L.P.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32745

DE	20-4328784
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Williams Center, MD 28-1
Tulsa, OK 74172
(Address of principal executive offices, including zip code)

(918) 574-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

The board of directors of Magellan Midstream Holdings GP, LLC, the general partner of Magellan Midstream Holdings, L.P. (the "Partnership"), adopted the Magellan Midstream Holdings Director Deferred Compensation Plan effective January 1, 2007 (the "Plan"). The Plan allows any independent director of Magellan Midstream Holdings GP, LLC to elect on an annual basis to defer all earned cash and/or equity compensation until the director retires or resigns from the board of directors. All amounts deferred will be converted to phantom units of the Partnership, which will be entitled to receive quarterly distributions of the Partnership. These quarterly distributions will also be converted to phantom units. At the conclusion of the deferral period, the accrued phantom units will be valued at the fair market value of the Partnership's common units as of such date and paid to the director in cash. A copy of the plan is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 24, 2006, Jim H. Derryberry resigned from the Board of Directors of Magellan Midstream Holdings GP, LLC. Mr. Derryberry was a non-management director recommended by Carlyle/Riverstone MLP Holdings, L.P. Carlyle/Riverstone has recommended a replacement candidate for the Board's consideration.

Item 9.01.    Financial Statements and Exhibits

Exhibit 10.1 - Magellan Midstream Holdings Director Deferred Compensation Plan effective January 1, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magellan Midstream Holdings, L.P.

Date: October 27, 2006	By:	/s/ Lonny E. Townsend
Lonny E. Townsend
Vice President and General Counsel of Magellan Midstream Holdings GP, LLC, the general partner

Exhibit Index

Exhibit No.	Description
EX-10.1	Magellan Midstream Holdings Director Deferred Compensation Plan effective January 1, 2007